SECURITIES AND EXCHANGE COMMISSION
                Washington, D.C. 20549


                        FORM 8-K


                     CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the
            Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported)
                     August 17, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events

The Board of Directors of LCA-Vision Inc. ("Company") declared the payment of the cumulative unpaid dividend on its Class B Preferred Stock First and Second Interim Series to the holders of record on July 31, 1999. The total dividend paid was $462,002.88.

Subsequently, the holders of the Class B Preferred Stock First and Second Interim Series converted the 12.6 shares issued and outstanding into 720,478 restricted shares of LCA-Vision Inc.
common stock. The Class B Preferred Stock First and Second Interim Series was retired.

At June 30, 1999, the Company owned 45% of The Baltimore Laser Sight Center, Ltd. ("BLSC"), a limited liability company that operates laser vision correction centers in Baltimore and Annapolis, Maryland. In July 1999, two other investees, owning approximately 53%, resigned as members and their ownership interests were redeemed by BLSC. This redemption increased the Company's ownership to approximately 97%. The Company will begin consolidating the results of BLSC beginning July 1999. Prior to the redemption of membership interests the Company accounted for its investment in BLSC using the equity method.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LCA-VISION INC.



Date: August 23, 1999               By:/s/Larry P. Rapp
                                    -----------------------------
                                    Larry P. Rapp,
                                    Chief Financial Officer